Exhibit (h)(1)

Execution Version

DISTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered into as of this [DATE], 2025 by and between HarbourVest Private Investments Fund, a Delaware statutory trust (the “Fund”) and Paralel Distributors LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified closed-end management investment company, and is authorized to issue shares of beneficial interest (“Shares”) in the Fund;

WHEREAS, the Fund desires to retain the Distributor as its principal underwriter in connection with the offering of the Shares of the Fund;

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority (“FINRA”);

WHEREAS, this Agreement has been approved by a vote of the Fund’s Board of Trustees (the “Board”), including a majority of the trustees who are not interested persons, as such term is defined in the 1940 Act, in conformity with Section 15(c) of the 1940 Act; and

WHEREAS, the Distributor is willing to act as principal underwriter for the Fund on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Appointment of Distributor.

A.

The Fund hereby appoints the Distributor as its principal underwriter for the distribution of Shares of the Fund, on the terms and conditions set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement.

2.	Services and Duties of the Distributor.

A.

The Distributor agrees to act as the principal underwriter of the Fund for the distribution of Shares of the Fund upon the terms described in the Prospectus. As used in this Agreement, the term “Prospectus” shall mean each current prospectus (if multiple current prospectuses exist for separate classes of Shares (each a “Class”, collectively “Classes”)), including the statement of additional information, as amended or supplemented, relating to the Fund and included in the currently effective registration statement(s) or post-effective amendment(s) thereto (the “Registration Statement”) of the Fund under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

B.

During the public offering of Shares of the Fund, the Distributor shall use commercially reasonable efforts to distribute the Shares at the public offering price per share as determined in accordance with the Prospectus but shall not be obligated to sell any certain number of Shares. All orders for Shares shall be made through financial intermediaries or directly to the Fund, or its designated agent. Such purchase orders shall be deemed effective at the time and price, and in the manner set forth in the Prospectus. The Fund or its designated agent will confirm orders and subscriptions upon receipt, will make appropriate book entries and, upon receipt of payment therefor, will issue the appropriate number of Shares in uncertificated form. The Fund shall have the right to accept or reject any subscription in accordance with the terms of its governing documents and its Prospectus. The Fund shall give notice of such determination to the individual subscriber or financial intermediary as appropriate. No interest will be paid to subscribers on rejected subscriptions.

C.	The Distributor shall maintain membership with the National Securities Clearing Corporation and any other similar successor organization to sponsor a participant number for the Fund.

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D.

The Distributor may, in its discretion, and shall, at the request of the Fund, enter into agreements with qualified broker-dealers and other financial intermediaries (the “Financial Intermediaries”) in order that such Financial Intermediaries may sell Shares of the Fund, using the Distributor’s standard form of dealer agreement (“Standard Dealer Agreement”). The Distributor shall not be obligated to make any payments to the Financial Intermediaries or other third parties, unless (i) Distributor has received a payment from the Fund pursuant to such Fund’s plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act (“Plan”) and (ii) such Plan has been approved by the Fund’s Board. The form of any dealer agreement shall first be approved by the Fund.

E.

The Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations regarding the Fund other than as contained in the Prospectus and any sales literature and advertising materials specifically approved by the Fund. Distributor shall not utilize any materials in connection with the sale or offering of Shares except the Prospectus and such other materials as the Fund shall provide or approve.

F.

The Distributor agrees to review all proposed advertising materials and sales literature for compliance with applicable FINRA and SEC advertising rules and regulations and shall file with FINRA those advertising materials and sales literature that it believes are in compliance with such laws and regulations. The Distributor agrees to furnish to the Fund any comments provided by regulators with respect to such materials. The Fund agrees to incorporate changes to such materials as Distributor may reasonably request, related to requirements under applicable law, to the satisfaction of Distributor. The Fund represents that it will not use or authorize the use of any advertising materials or sales literature, including any such materials in use prior to the execution of this Agreement, unless and until such materials have been approved and authorized for use by Distributor.

G.	The Distributor shall prepare reports for the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board.

H.

The Fund may, at the discretion of the Board, repurchase Shares tendered by shareholders of the Fund in accordance with the terms described in the Prospectus and the Registration Statement. The Fund reserves the right to suspect any such repurchase rights upon written notice to the Distributor.

3.	Representations, Warranties and Covenants of the Fund.

A.	The Fund hereby represents and warrants to the Distributor, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

i.	it is duly organized and in good standing under the laws of its jurisdiction of incorporation / organization and is registered as a closed-end management investment company under the 1940 Act;

ii.

this Agreement has been duly authorized, executed and delivered by the Fund and, when executed and delivered, will constitute a valid and legally binding obligation of the Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

iii.

it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws/operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

iv.	the Shares are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable;

v.	the Registration Statement and Prospectus included therein have been prepared in material conformity with the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder;

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vi.

all statements of fact contained in the Registration Statement and Prospectus and any advertising materials and sales literature prepared by the Fund or its agents do not and shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and that all statements or information furnished to the Distributor pursuant to this Agreement shall be true and correct in all material respects;

vii.

the Fund owns, possesses, licenses or has other rights to use all patents, patent applications, trademarks and service marks, trademark and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, “Intellectual Property”) necessary for or used in the conduct of the Fund’s business and for the offer, issuance, distribution and sale of the Fund Shares in accordance with the terms of the Prospectus and this Agreement, and such Intellectual Property does not and will not breach or infringe the terms of any Intellectual Property owned, held or licensed by any third party; and

viii.

all necessary approvals, authorizations, consents or orders of or filings with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency have been or will be obtained by the Fund in connection with the issuance and sale of the Shares, including registration of the Shares under the 1933 Act, the filing with FINRA’s corporate financing department through its Public Offering System, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered.

ix.

the Fund agrees that it will notify the Distributor promptly, to the extent permitted by applicable law, if any of the representations in Section 3(A) cease to be materially accurate at any time during the term of this Agreement.

B.

The Fund shall take, or cause to be taken, all necessary action to register the Shares under the federal and all applicable state securities laws and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Fund authorizes the Distributor to use the Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of Shares.

C.	The Fund agrees to advise the Distributor promptly in writing:

i.

of any material correspondence or other communication by the SEC or its staff relating to the Fund, including requests by the SEC for amendments to the Registration Statement or Prospectus (not including routine comments on post-effective amendments to the Registration Statement);

ii.	in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

iii.

of the happening of any event, of which the Fund is aware or reasonably should be aware, which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein, in light of the circumstances in which they were made, not misleading;

iv.

of all actions taken by the SEC with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the SEC (not including routine comments on post-effective amendments to the Registration Statement);

v.

in the event that it determines to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise or to suspend the repurchase of Shares of the Fund at any time as permitted by the 1940 Act or the rules of the SEC; and

vi.

of the commencement of any litigation or proceedings against the Fund or any of its officers or directors, that the Fund know of, or reasonably should know of, in connection with the issue and sale of any of the Shares.

D.

The Fund shall file such reports and other documents as may be required under applicable federal and state laws and regulations, including state blue sky laws, and shall notify the Distributor in writing of the states in which the Shares may be sold and of any changes to such information.

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E.

The Fund agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances it was made, not misleading.

F.

The Fund shall fully cooperate in the efforts of the Distributor to arrange for the distribution of Shares. In addition, the Fund shall inform the Distributor as soon as reasonably practical of any matter which could materially affect the Distributor’s performance of its duties and obligations under this Agreement and shall provide to the Distributor from time to time copies of all information, financial statements, and other papers that the Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Fund by their independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Distributor may request. The Fund shall forward a copy of the Registration Statement, or amendments thereto, to the Distributor promptly following such filings. The Fund represents that it will not use or authorize the use of any advertising material or sales literature unless and until such materials have been approved and authorized for use by the Distributor (which will be made in accordance with the Distributor’s policies and procedures).

G.

The Fund shall provide and cause each other agent or service provider to the Fund, including the Fund’s transfer agent and investment adviser, to provide, to Distributor in a timely and accurate manner all such information (and in such reasonable medium) that the Distributor may reasonably request that may be necessary for the Distributor to perform its duties under this Agreement.

H.

The Fund shall not file any amendment to the Registration Statement or Prospectus that materially amends any provision therein which pertains to Distributor or the distribution of the Shares or the applicable sales loads or public offering price without giving Distributor reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

I.

The Fund has adopted policies and procedures pursuant to Title V of the Gramm-Leach-Bliley Act, as may be amended from time to time. In this regard, the Fund (and relevant agents) shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent the unauthorized access to or use of, records and information relating to the Fund and the owners of the Shares.

4.	Representations, Warranties and Covenants of the Distributor.

A.	The Distributor hereby represents and warrants to the Fund, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

i.

it is a limited liability company duly organized and existing under the laws of the State of Delaware, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

ii.

this Agreement has been duly authorized, executed and delivered by the Distributor and, when executed and delivered, will constitute a valid and legally binding obligation of the Distributor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

iii.

with respect to the services provided under this Agreement, it is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws/operating agreement or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement;

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iv.

the information that the Distributor has provided or will provide from time to time upon the reasonable request of the Fund in connection with the Fund’s evaluation of the Distributor shall be materially true and correct as of the date such information is provided;

v.

it is registered as a broker-dealer under the 1934 Act and is a member in good standing of FINRA, and that it and its employees and representatives have all required licenses and registrations to act under this Agreement; and

vi.

the Distributor agrees that it will notify the Fund promptly, to the extent permitted by applicable law, if any of the representations in Section 4(A) cease to be materially accurate at any time during the term of this Agreement.

B.

In connection with all matters relating to this Agreement, the Distributor will comply with the applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of FINRA and all other applicable federal or state laws and regulations, and it will immediately notify the Fund if any material regulatory actions are instituted against it by the SEC, any state or FINRA. In addition, the Distributor will notify the Fund if its membership in FINRA is terminated or suspended or if its registration in any state in which sale of the Shares are registered is terminated or suspended.

C.

The Distributor shall promptly notify the Fund of the commencement of any litigation or proceedings against the Distributor or any of its managers, officers or directors in connection with the issue and sale of any of the Shares of the Fund.

D.

The Distributor agrees to update the Chief Compliance Officer of the Fund promptly via written communication (and on no less than a quarterly basis) regarding any material compliance issues that have occurred since the prior quarter.

5.	Compensation.

A.	In consideration of Distributor’s services in connection with the distribution of Shares of the Fund, Distributor shall receive the compensation set forth in Exhibit A.

B.

Except as specified in this Agreement, Distributor shall be entitled to no compensation or reimbursement of expenses for services provided by Distributor pursuant to this Agreement. Distributor may receive compensation from the Fund’s investment adviser (the “Investment Adviser”) related to its services hereunder or for additional services, or reimbursements therefor, all as may be agreed to in writing separately between the Investment Adviser and Distributor.

6.	Expenses.

A.

The Fund shall bear all costs and expenses in connection with registration of the Shares with the SEC and the applicable states, as well as all costs and expenses in connection with the offering of the Shares and communications with its shareholders, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related advertising material and sales literature, (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Fund; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Fund.

B.

The Distributor shall bear the expenses of registration or qualification of the Distributor as a broker/dealer under federal or state laws and the expenses of continuing such registration or qualification. The Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

7.	Indemnification; Liability.

A.

To the extent permitted by applicable law, including Section 17(h) and Section 17(i) of the 1940 Act, and subject to the limitations below, Distributor will not be liable for and the Fund agrees to indemnify, defend and hold the Distributor, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person or entity who controls the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Distributor Indemnitees”), free and harmless from and against any and all losses,

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claims, demands, liabilities, damages and expenses (including the commercially reasonable costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Distributor Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act, any other statute (including blue sky laws), or any rule or regulation thereunder, or under common law or otherwise, arising out of or relating to (i) the Distributor serving as principal underwriter of the Fund pursuant to this Agreement; (ii) the Fund’s material breach of any of its obligations, representations, warranties or covenants contained in this Agreement; (iii) the Fund’s failure to comply with any applicable securities laws or regulations; (iv) the Fund’s willful misfeasance, bad faith, reckless disregard, or gross negligence; or (v) any claim that the Registration Statement, Prospectus, shareholder reports, sales literature and advertising materials or other information filed or made public by the Fund (as from time to time amended) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which it was made, not misleading under the 1933 Act, or any other statute or the common law any violation of any rule of FINRA or of the SEC or any other jurisdiction wherein Shares of the Fund are sold; provided, however, that the Fund’s obligation to indemnify any of the Distributor Indemnitees shall not be deemed to cover any Losses arising out of: (i) any claim or allegation that the Registration Statement, Prospectus, annual or semi-annual report, sales literature and advertising materials or other information filed or made public by the Fund (as from time to time may be amended or supplemented) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated herein or necessary in order to make the statements, in light of the circumstances in which it was made, not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund or its counsel by the Distributor about the Distributor or its operations in writing for inclusion in such Registration Statement, Prospectus, sales literature and advertising materials or other information filed or made public by the Fund or (ii) acts or omissions by a Distributor Indemnitee in connection with the Registration Statement, Prospectus, annual or semi-annual report, sales literature and advertising materials or other information filed or made public by the Fund due to the Distributor’s willful misfeasance, bad faith, reckless disregard, or gross negligence. In no event shall anything contained herein be so construed as to protect the Distributor against, or otherwise require the Fund to indemnify and hold Distributor Indemnitee free and harmless from, any liability to the Fund or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, reckless disregard or gross negligence in the performance of its duties under this Agreement.

B.

The Distributor shall notify the Fund of any such action or claim of loss brought against any Distributor Indemnitee within a reasonable time following notice of the nature of the claim has been served upon such Distributor Indemnitee. Failure to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to any Distributor Indemnitee except to the extent to the extent such indemnifying party has been materially prejudiced by such failure. Such notification shall be given by letter or by electronic mail addressed to the Fund’s President with a copy to Legal@harbourvest.com.

C.

The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Distributor Indemnitee(s) in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any such suit, or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Fund and the Distributor Indemnitee(s), the Fund will reimburse the Distributor Indemnitee(s) in such suit, for the reasonable fees and expenses of any counsel retained by Distributor and them. A Distributor Indemnitee shall not settle or confess any claim without the prior written consent of the Fund, such consent to not be unreasonably withheld or delayed. The Fund’s indemnification agreement contained in Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor Indemnitee(s) and shall survive the delivery of any Shares and termination of this Agreement. This agreement of indemnity will inure exclusively to the benefit of each Distributor Indemnitee.

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D.

The Distributor shall indemnify, defend and hold the Fund, its affiliates, and each of their respective trustees, directors, officers, employees, representatives, and any person who controls or previously controlled the Fund within the meaning of Section 15 of the 1933 Act (collectively, the “Fund Indemnitees”), free and harmless from and against any and all Losses that any Fund Indemnitee may incur under the 1933 Act, the 1934 Act, the 1940 Act, any other statute (including blue sky laws), or any rule or regulation thereunder, or under common law or otherwise, arising out of or based upon, (i) the Distributor’s material breach of any of its obligations, representations, warranties or covenants contained in this Agreement due to the Distributor’s willful misfeasance, bad faith, reckless disregard, or gross negligence, (ii) the Distributor’s failure to comply with any applicable securities laws or regulations due to the Distributor’s willful misfeasance, bad faith, reckless disregard, or gross negligence; or (iii) any claim that the Registration Statement, Prospectus, sales literature and advertising materials or other information filed or made public by the Fund (as from time to time may be amended or supplemented) include or included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements, in light of the circumstances in which it was made, not misleading, insofar as such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by the Distributor in writing for use in such Registration Statement, Prospectus, sales literature and advertising materials or other information filed or made public by the Fund. In no event shall anything contained herein be so construed as to protect the Fund against any liability to the Distributor to which the Fund would otherwise be subject by reason of the Fund’s willful misfeasance, bad faith, reckless disregard, or gross negligence in the performance of its duties under this Agreement.

E.

The Fund agrees to notify Distributor of any such action or claim of loss brought against any Fund Indemnitee within a reasonable time following notice of the nature of the claim has been served upon such Fund Indemnitee. The failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to any Fund Indemnitee except to the extent that the ability of the Distributor to defend such action has been materially adversely affected by the failure of such Fund Indemnitee to provide notice.

F.

The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such Losses, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the Fund Indemnitee(s) in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Distributor and the Fund Indemnitee(s), the Distributor will reimburse the Fund Indemnitee(s) in such suit, for the reasonable fees and expenses of any counsel retained by the Fund and them. A Fund Indemnitee shall not settle or confess any claim without the prior written consent of the Distributor, such consent not be unreasonably withheld or delayed. The Distributor’s indemnification agreement contained in this Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Fund Indemnitee(s) and shall survive the delivery of any Shares and termination of this Agreement. This agreement of indemnity will inure exclusively to the benefit of each Fund Indemnitee.

8.	Additional Non-Standard Dealer Agreement Indemnification.

A.

Each party hereto acknowledges and agrees that certain broker-dealers (all such brokers referred to herein as the “Brokers”) require that Distributor enter into dealer agreements (the “Non-Standard Dealer Agreements”) that contain certain representations, undertakings and indemnification that are not included in the Standard Dealer Agreement. To the extent that Distributor agrees to enter into any Non-Standard Dealer Agreement, the Fund shall indemnify, defend and hold the Distributor Indemnitees free and harmless from and against any and all Losses that any Distributor Indemnitee may incur arising out of or relating to (a) Distributor’s actions or failures to act pursuant to any Non-Standard Dealer Agreement; (b) any representations made by Distributor in any Non- Standard Dealer Agreement to the extent that Distributor is not required to make such representations in the Standard Dealer Agreement; or (c) any indemnification provided by Distributor under a Non-Standard Dealer Agreement to the extent that such indemnification is beyond the indemnification Distributor provides to intermediaries in the Standard Dealer Agreement. In no event shall this provision be

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construed as requiring Distributor be required to enter into any Non-Standard Dealer Agreement under this Agreement. In no event shall anything contained herein be so construed as to protect the Distributor Indemnitees against any liability to the Fund or its shareholders to which the Distributor Indemnitees would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Distributor’s obligations or duties under the Non-Standard Dealer Agreement or by reason of Distributor’s reckless disregard of its obligations or duties under the Non-Standard Dealer Agreement.

9.

Limitations on Damages. Neither Party shall be liable for any consequential, special or indirect losses or damages suffered by the other Party, whether or not the likelihood of such losses or damages was known by the Party.

10.

Force Majeure. Neither Party shall be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including, without limitation, Acts of Nature (including fire, flood, earthquake, storm, hurricane or other natural disaster); action or inaction of civil or military authority; acts of foreign enemies; war; terrorism; riot; insurrection; sabotage; pandemics or epidemics; labor disputes; civil commotion; or interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; provided, however, that in each specific case such circumstance shall be beyond the reasonable control of the party seeking to apply this force majeure clause.

11.	Duration and Termination.

A.

This Agreement shall become effective on the Effective Date. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Fund’s Board, including the trustees who are not interested persons, as such term is defined in the 1940 Act, of any party to this Agreement, or (ii) the vote of a majority of the outstanding voting securities of a Fund, in accordance with Section 15 of the 1940 Act.

B.

Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, by the Fund (i) through a failure to renew this Agreement at the end of a term or (ii) upon mutual consent of the parties. Further, this Agreement may be terminated upon no less than 60 days’ written notice, by either the Fund through a vote of a majority of the members of the Board who are not interested persons, as that term is defined in the 1940 Act, and have no direct or indirect financial interest in the operation of this Agreement or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor.

C.	This Agreement will automatically terminate in the event of its “assignment” as such term is defined in the 1940 Act and the rules thereunder.

12.	Anti-Money Laundering Compliance.

A.

Each of Distributor and the Fund acknowledge that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the “AML Acts”), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each Party represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects.

B.

The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any broker-dealer or other financial intermediary that is authorized to effect transactions in Shares of the Fund.

C.

Each of Distributor and the Fund agree that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto (“AML Operations”). Distributor undertakes that it will grant to the Fund, the Fund’s anti-money laundering compliance officer and appropriate regulatory agencies, reasonable access to copies of Distributor’s AML Operations, and related books and records to the extent they pertain to the Distributor’s services hereunder. It is expressly understood and agreed that the Fund and the Fund’s compliance officer shall have no access to any of Distributor’s AML Operations, books or records pertaining to other clients or services of Distributor.

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13.

Privacy. In accordance with Regulation S-P, the Distributor will not disclose any non-public personal information, as defined in Regulation S-P, received from the Fund regarding any Fund shareholder; provided, however, that the Distributor may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Distributor. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Fund. The Fund represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by SEC Regulation S-P and agrees to provide to the Distributor a copy of that statement. The Distributor agrees to use reasonable precautions to protect, and prevent the unintentional disclosure of, such non-public personal information.

14.	Confidentiality.

A.

During the term of this Agreement, the Distributor and the Fund may have access to confidential information relating to such matters as either party’s business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, “Confidential Information” means non-public or proprietary information belonging to the Distributor or the Fund which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information does not include: (i) information that was known to the receiving Party before receipt thereof from or on behalf of the Disclosing Party; (ii) information that is disclosed to the Receiving Party by a third person who has a right to make such disclosure without any obligation of confidentiality to the Party seeking to enforce its rights under this Section; (iii) information that is or becomes generally known in the trade without violation of this Agreement by the Receiving Party; or (iv) information that is independently developed by the Receiving Party or its employees or affiliates without reference to the Disclosing Party’s information.

B.

Each party will protect the other’s Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information and will not use the other party’s Confidential Information other than in connection with its obligations hereunder. Notwithstanding the foregoing, a party may disclose the other’s Confidential Information if (i) required by law, regulation or legal process or if requested by any regulatory or self-regulatory agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of (i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicable and cooperate with the other party (at such other party’s expense) in any efforts to prevent such disclosure. Each party agrees that upon the request of the disclosing party, the receiving party, at the option of the disclosing party, will return or destroy all of the disclosing party’s Confidential Information; provided, however, that the receiving party may retain copies of such information to the extent required by applicable law, regulatory requirements, or internal document retention policies and any retained copies must be kept confidential under the provisions of this Section 14.

15.

Notices. Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed electronic mail, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other):

To Distributor:	To the Fund:
Paralel Distributors LLC Attn: Legal 1700 Broadway, Suite 1850, Denver CO 80290 Email: legalnotice@paralel.com	HarbourVest Private Investments Fund One Financial Center 43rd Floor Boston, MA 02111 Legal@harbourvest.com with a copy to the then current HarbourVest employee managing the relationship with Paralel.

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16.

Modifications. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Fund. If required under the 1940 Act, any such amendment must be approved by the Fund’s Board, including a majority of the Fund’s Board who are not interested persons, as such term is defined in the 1940 Act, by vote cast in person at a meeting for the purpose of voting on such amendment.

17.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

18.

Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto and supersedes all prior communications, understandings and agreements relating to the subject matter hereof, whether oral or written.

19.	Survival. The provisions of Sections 5-9, 13, 14, 17, and 19 of this Agreement shall survive any termination of this Agreement.

20.

Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. This Agreement shall be construed as if drafted jointly by both the Distributor and the Fund and no presumptions shall arise in favor of any party by virtue of authorship of any provision of this Agreement. This Agreement has been negotiated and executed by the parties in English. In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

21.	Counterparts. This Agreement may be executed by the Parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same document.

[Execution page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

HarbourVest Private Investments Fund

By:
Name:
Title:

Paralel Distributors LLC

By:
Name:	Brad Swenson
Title:	President

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EXHIBIT A

Compensation

SALES LOADS:

1. With respect to Class A Shares, that part of the sales load which is retained by the Distributor after reallowance of discounts to dealers as set forth, if required, in the Registration Statement, including the Prospectus, filed with the SEC and in effect at the time of the offering, as amended.

2. With respect to Class I and Class D Shares, if any, the Distributor shall not be entitled to any compensation.

3. With respect to any future Class of Shares, the Distributor shall be entitled to such consideration as the Fund and the Distributor shall agree upon at the time such Class of Shares is established.

Such commissions shall not exceed the maximum of the applicable sale amount and shall be paid by the Distributor to the applicable Financial Intermediaries as set forth in the Registration Statement and only after, for so long as and to the extent that the Distributor has received such sales loads from the Fund.

DISTRIBUTION AND SERVICING FEE:

The Fund has or intends to have a Distribution and Service Plan in compliance with Rule 12b-1 under the 1940 Act approved by the Fund and in effect (the “Distribution and Servicing Plan”). The Fund shall be responsible for all compensation and reimbursements pursuant to this Agreement, or such portions thereof as are authorized under the Distribution Plan. The Fund will pay to the Distributor a Distribution and Servicing Fee for Class A Shares and Class D Shares at an annual rate as set forth in the Fund’s Registration Statement, based on the aggregate net assets of the Fund attributable to such class. The Fund will not pay to the Distributor any Distribution and Servicing Fee for Class I Shares. All such compensation and reimbursements shall be paid by the Distributor to the applicable Financial Intermediaries as set forth in the Registration Statement and only after, for so long as and to the extent that the Distributor has received such compensation and reimbursements from the Fund.

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